Exhibit 99.1

NETGEAR® Announces Appointment of

New Board Director

SAN JOSE, Calif. – August 9, 2011 – NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today announced the appointment of Barbara V. Scherer to its Board of Directors effective as of August 7, 2011. Ms. Scherer brings over 25 years of broad business experience, including more than 20 years in the electronics and technology industry. She fills a vacant seat on NETGEAR’s Board and has been appointed as a member of the Audit Committee of the Board as well. Ms. Scherer will stand for election at the Company’s next annual stockholder meeting to be held in 2012.

Patrick Lo, Chairman and CEO of NETGEAR, commented, “We are extremely pleased to welcome Barbara to the NETGEAR Board of Directors. She has extensive experience working with public technology companies, including in her current position as Senior Vice President and Chief Financial Officer of Plantronics, Inc., as well as prior membership on the board of Keithley Instruments. We are excited about the wealth of financial, functional and operational experience she brings to the table and are confident that Barbara will be an immediate, valuable and contributing member of our Board.”

Ms. Scherer is SVP, Finance & Administration and Chief Financial Officer of Plantronics, Inc. (NYSE:PLT). Plantronics is a global leader in audio communication devices for businesses and consumers. As CFO, Ms. Scherer is responsible for all aspects of the company’s financial management, as well as information technology, legal and investor relations. During her tenure, Plantronics has more than tripled its revenue and increased its share price five-fold by developing high value-add products for growth markets such as wireless and unified communications.

Prior to joining Plantronics in 1997, Ms. Scherer held various executive management positions spanning eleven years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles. Ms. Scherer served as a director of Keithley Instruments, a publicly traded test and measurement company, from September 2004 to December 2010, when Keithley was acquired by Danaher Corporation. Ms. Scherer also has experience serving on the boards of non-profit organizations. Ms. Scherer received B.A. degrees from the University of California at Santa Barbara and her M.B.A. from the School of Management at Yale University.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 28,000 retail locations around the globe, and through more than 37,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available at http://www.NETGEAR.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2011 NETGEAR, Inc. NETGEAR and the NETGEAR logo are registered trademarks of NETGEAR, Inc. in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Ms. Scherer’s contemplated contributions to NETGEAR and NETGEAR’s board are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, Ms. Scherer’s ability to contribute to NETGEAR and NETGEAR’s board. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 35 through 51, in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2011, filed with the Securities and Exchange Commission on May 10, 2011. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com